UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2018, Welltower Inc. (the “Company”) appointed Joshua Fieweger, age 37, as the Company’s Vice President – Controller, effective March 20, 2018. Mr. Fieweger joined the Company in August of 2011. Since that time, he has held leadership positions in the Company’s Accounting Department and has developed a deep knowledge of the Company’s business and all aspects of Corporate Accounting. Previous to this appointment as Vice President – Controller, Mr. Fieweger served as the Company’s Vice President - Accounting since December of 2014, where he was responsible for supervising the accounting function for the Company’s Seniors Housing Triple-Net and Operating segments. Prior to joining the Company, Mr. Fieweger worked for Ernst & Young for nine years, where he last held the position of Audit Senior Manager and was responsible for supervising engagement teams and coordinating audit and internal control procedures for key clients.

In connection with Mr. Fieweger’s promotion to Vice President – Controller, the Company approved an increase in Mr. Fieweger’s base salary from $200,000 per year to $240,000 per year, effective March 20, 2018. The Company also increased Mr. Fieweger’s annual cash bonus opportunity from 40% of base salary at target to 60% of base salary at target. Additionally, the Company will recommend to the Compensation Committee of the Board of Directors that it approve an increase in Mr. Fieweger’s incentive opportunity under the Company’s 2018-2020 long-term incentive program.

Mr. Fieweger will succeed Paul D. Nungester, with whom the Company entered into a Resignation Agreement (the “Resignation Agreement”) on March 20, 2018. Mr. Nungester served as the Company’s Senior Vice President – Controller until March 20, 2018, when he entered into the Resignation Agreement. Pursuant to the terms of the Resignation Agreement, Mr. Nungester will continue to provide services to the Company through May 15, 2018 in a non-executive capacity in order to ensure an orderly transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018
WELLTOWER INC.

	By:	/s/ Matthew McQueen
	Name:	Matthew McQueen
	Title:	Senior Vice President - General Counsel & Corporate Secretary